Exhibit  F

[Letterhead of]

KPMG Luxembourg S.à r.l.

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
European Investment Bank:

We consent to the use of:

(i) our reports dated March 13, 2014, with respect to the unconsolidated financial statements and the consolidated financial statements of the European Investment Bank as at December 31, 2013 (both prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of December 8, 1986 on the annual accounts and consolidated accounts of banks and other financial institutions as amended by Directive 2001/65/EC of September 27, 2001, by Directive 2003/51/EC of June 18, 2003 and by Directive 2006/46/EC of June 14, 2006 (the “Directives”)), incorporated herein by reference;

(ii) our report dated March 13, 2014, with respect to the consolidated financial statements of the European Investment Bank as at December 31, 2013 prepared in accordance with International Financial Reporting Standards as adopted by the European Union, incorporated herein by reference;

(iii) our reports dated March 14, 2013, with respect to the unconsolidated financial statements and the consolidated financial statements of the European Investment Bank as at December 31, 2012 (both prepared in accordance with the Directives), incorporated herein by reference; and

(iv) our report dated March 14, 2013, with respect to the consolidated financial statements of the European Investment Bank as at December 31, 2012 prepared in accordance with International Financial Reporting Standards as adopted by the European Union, incorporated herein by reference.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Luxembourg, August 13, 2014

/s/ KPMG Luxembourg S.à r.l.